Exhibit 99.1

Lordstown Motors and Foxconn Broaden Strategic Partnership

•	Foxconn to invest up to $170 million in Lordstown Motors

•	Announce Plans to Pursue First Joint EV Program

LORDSTOWN, Ohio, November 7, 2022 (GLOBE NEWSWIRE) -- Lordstown Motors Corp. (“Lordstown Motors” or “LMC”) (Nasdaq: RIDE), an original equipment manufacturer of electric vehicles focused on the commercial fleet market, and Foxconn Ventures PTE. LTD, an affiliate of global technology company Hon Hai Technology Group (“Foxconn”) (TWSE: 2317), today announced that they reached an agreement pursuant to which Foxconn agreed to make additional equity investments in LMC (collectively, the “Investment Transactions”) in the form of $70 million of LMC’s Class A common stock, $0.0001 par value per share (the “Common Stock”), and up to $100 million of a newly created Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock,” and together with the Common Stock, the “Securities”). Upon completion of the Investment Transactions, Foxconn is expected to hold all of LMC’s outstanding Preferred Stock and 18.3% of its Common Stock on a pro-forma basis, and will have the right to designate two members of LMC’s Board of Directors.

Lordstown Motors will use the proceeds from the sale of the Common Stock for general corporate purposes and the proceeds from the sale of the Preferred Stock to fund development and design activities for a new electric vehicle program in collaboration with Foxconn (the “EV Program”). The $100 million direct Preferred Stock investment replaces the joint venture funding previously announced by Foxconn and LMC.

Pursuant to the agreements governing the Investment Transactions, at an initial closing expected to be held on or about November 22, 2022 (the “Initial Closing”), subject to customary conditions, Foxconn will purchase an aggregate of approximately 12.9 million shares of Common Stock at a purchase price of $1.76 per share, resulting in total proceeds of $22.7 million, and 300,000 shares of Preferred Stock at a purchase price of $100 per share, resulting in total proceeds of $30 million. The remaining shares of Preferred Stock will be purchased by Foxconn based on achieving certain EV Program funding milestones to be agreed-upon by the parties. Following receipt of applicable regulatory approvals, including a review by the Committee on Foreign Investment in the United States (“CFIUS”), and subject to other customary conditions, Foxconn will purchase an additional 26.9 million shares of Common Stock at a purchase price of $1.76 per share, resulting in total proceeds of approximately $47.3 million (the “Subsequent Common Closing”). Pursuant to the transaction agreements, Foxconn has also been granted the right to participate in future equity offerings by LMC to prevent dilution of its ownership interest.

The agreements governing the Investment Transactions provide, among other things, that:

•	Conversion Rights and Limitations: Upon certain terms and conditions, Foxconn can convert the Preferred Stock into shares of Common Stock and LMC can force a conversion of the Preferred Stock into shares of Common Stock, in each case, at a conversion price of $1.936, subject to customary adjustments. Conversion of the Preferred Stock is subject to the following ownership limitations (the “Ownership Limitations”): the Preferred Stock cannot be converted if Foxconn would own in excess of 9.99% of LMC’s outstanding Common Stock at any time prior to CFIUS clearance and the Subsequent Common Closing, or 19.99% of LMC’s outstanding Common Stock at any time prior to LMC obtaining stockholder approval.

•	Voting Rights and Limitations: The Preferred Stock is generally entitled to vote with the Common Stock as a single class on an as-converted basis. However, Foxconn is not entitled to vote its Preferred Stock to the extent that Foxconn would have the right to vote in respect of its Common Stock, Preferred Stock, or other capital stock an amount that would exceed the Ownership Limitations.

•	Standstill: Until at least December 31, 2024, without approval of LMC’s Board of Directors, Foxconn is prohibited from acquiring any equity securities of LMC if after any such acquisition Foxconn and its affiliates would own in excess of the following amounts of LMC’s voting stock:

o	9.99%, at any time prior to CFIUS clearance and the Subsequent Common Closing;

o	19.99%, at any time prior to LMC obtaining stockholder approval; and

o	24%, at all times following the Subsequent Common Closing and after receipt of the requisite stockholder approval.

•	Board Representation: Foxconn will have the right to appoint two designees to LMC’s Board of Directors after receiving CFIUS clearance and consummation of the Subsequent Common Closing. Foxconn will relinquish its Board seats if it does not maintain a certain level of ownership of LMC’s capital stock.

•	Voting Agreement: Until at least December 31, 2024, Foxconn has agreed to vote all of its shares of Common Stock and Preferred Stock (to the extent then entitled to vote) in favor of each director recommended by the Board and in accordance with any recommendation of the Board on all other proposals (other than any action related to any merger or business combination or other change of control transaction or sale of assets).

•	Participation Rights: Following the Subsequent Common Closing, other than with respect to certain excluded issuances, Foxconn has the right to participate in securities offerings proposed to be made by LMC, provided, that LMC is not required to sell Foxconn securities if LMC would be required to obtain stockholder approval under any applicable law or regulation.

•	Termination of Existing JV Arrangement: LMC and Foxconn have agreed to terminate the existing joint venture arrangement between Lordstown EV Corporation and Foxconn EV Technology, Inc. The EV Program and future vehicle development are expected to take place within LMC.

Daniel Ninivaggi, Executive Chairman of LMC commented, “Since announcing our first transaction with Foxconn more than a year ago, it has been our objective to develop a broad strategic partnership that leverages the capabilities of both companies. Foxconn’s latest investment is another step in that direction. Our Board of Directors and management team strongly believe that deep collaboration with the Foxconn EV ecosystem, including the Mobility-in-Harmony (MIH) open-source platform, offers tremendous opportunities to meet our mutual ambition to accelerate EV adoption globally. I look forward to welcoming Foxconn representatives to our Board and exploring other ways to deepen our partnership.”

Edward Hightower, CEO and President of LMC commented: “Over the last year, the LMC and Foxconn teams have worked collaboratively to bring the Endurance into commercial production, despite numerous external challenges. We acknowledge and appreciate the confidence in our team that is shown by this investment. The combination of LMC’s experienced vehicle development team, Foxconn’s growing EV ecosystem, the MIH platform, and our asset-light business model will allow us to bring great EVs to market faster and more efficiently.”

About Lordstown Motors Corp.

Lordstown Motors is an original equipment manufacturer (OEM) of electric vehicles focused on the commercial fleet market, with the Endurance all electric pick-up truck as its first vehicle being launched at the Foxconn EV plant in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Contacts:

Investors

Carter W. Driscoll, CFA

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313-207-5960

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance, achieve scaled production of the Endurance, develop additional vehicles, to continue ongoing operations and remain a going concern, and our ability to raise such funding including under current arrangements on a reasonable timeline and with suitable terms; the cost and other impacts of contingent liabilities such as litigation, regulatory proceedings, investigations, stockholder letters and claims and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing; our limited operating history and our ability to execute our business plan, including through our expanding relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund future vehicles that we may develop; the rollout of our business and the timing of expected business milestones, including the ability to ensure the completion of tooling, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to continue ramp up of commercial production (which is currently expected to be slow) and  start delivery of the Endurance in accordance with our projected timeline; our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; the risk that our technology, including our hub motors, does not perform as expected and our overall ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of warranty coverage, service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity breaches and threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; our ability to remain in compliance with our existing financial obligations; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates and the direct and indirect effects of the war in Ukraine.

In addition, the Investment Transactions and other relationships entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that we will successfully implement or that we will realize the anticipated benefits from the Investment Transactions or other recently completed transactions with Foxconn, including the contract manufacturing agreement. The funding transactions under the Investment Agreement are subject to closing conditions including regulatory approvals and further negotiation of development milestones. The EV Program will require additional funding and the establishment and implementation of the program requirements, among other matters, and may not be consummated, sufficiently implemented or provide the benefits we expect, which could have a material adverse effect on our business, operating results, financial condition and prospects. The success of the EV Program depends on many variables, which could include our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the MIH consortium as well as other parties to commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties' control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development. If we are unable to develop new vehicles for ourselves and potentially other customers, our business prospects, results of operations and financial condition may be adversely affected. If the Investment Transactions are consummated, Foxconn will own a significant percentage of our equity securities and have rights that enable it to influence our actions, operation of the Board and actions requiring stockholder approval. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations.

We will need additional funding and will seek strategic partnerships to execute our business plan and to achieve scaled production of the Endurance and development of other vehicles.  There can be no assurance that such financing or partnerships would be available to us on favorable terms or at all, due to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.